Exhibit 27(e)(1)

                                                        MASTER APPLICATION


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[logo]PHOENIX  One American Row                                                                                   MASTER APPLICATION
               PO Box 5056                                                                               FOR COMPANY USE ONLY
               Hartford CT 06102-5056                                                                    Case Number:_______________
                                                                                                         Master App. No.:___________
               (COLI Administration H-G)

Company is defined as:  [ ] Phoenix Life Insurance Company
                        [ ] Phoenix Life and Annuity Company
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SECTION I - BUSINESS ENTITY
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Business Entity Name                                                       Tax ID

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Address (Include Street, City, State and ZIP Code)

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SECTION II - OWNERSHIP (Choose one and complete one of the following)
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[ ] A.  Business Entity is Owner of all policies covered by this Master Application
[ ] B.  Other Owner as indicated on Insured's Application
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SECTION III - ADDITIONAL PREMIUM NOTICE (In addition to Business Entity)
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[ ] A.  Proposed Insureds or other Owner as specified on Insured's Application
[ ] B.  Other (Name and Address)___________________________________________________________________________________________________
___________________________________________________________________________________________________________________________________
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SECTION IV - BENEFICIARY (Choose one of the following)
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[ ] A.  Business Entity   [ ] Check if subject to Split Dollar Agreement
[ ] B.  Beneficiary Specified on Insured's Application
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SECTION V - COVERAGE APPLIED FOR (Choose one and complete one of the following)
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[ ] A.  As designated on Insured's Application
[ ] B.  Specified as follows:
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Plan of Insurance                                          Basic Policy Amount
                                                           $
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Rider
[ ] Flexible Term Insurance Rider: Initial Face Amount $_______________
        Scheduled Annual Increases: (Choose one)
           [ ] None
           [ ] Level Percentage ________%
           [ ] Level Dollar Amount $_______________
           [ ] Other (attach schedule)
Other Riders:_____________________________________________     _____________________________________________
             _____________________________________________     _____________________________________________
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Tax Test (GPT if none specified)    [ ] Cash Value Accumulation Test     [ ] Guideline Premium Test
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Death Benefit Option (Option 1 if none checked)
[ ] Option 1 - Level     [ ] Option 2 - Increasing     [ ] Option 3 - Specified Face + Accumulated Premiums Net of Distributions
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SECTION VI - POLICY INFORMATION
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With this policy, do you plan to replace (in whole or in part, now or in the future) any existing life insurance or annuity contract in force?  [ ] Yes  [ ] No
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Do you plan to utilize values from any existing life insurance policy or annuity contract (through loans, surrenders or otherwise)
to pay any initial or subsequent premium(s) for this policy?  [ ] Yes  [ ] No
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Payment Mode (Choose one) [ ] Annual   [ ] Semi-annual   [ ] Quarterly   [ ] Monthly
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FOR VARIABLE LIFE ONLY (Complete only if Business Entity owned only)
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DO YOU UNDERSTAND THAT IF YOU HAVE PURCHASED A VARIABLE LIFE POLICY, THE DEATH BENEFIT MAY BE VARIABLE OR FIXED UNDER CERTAIN
CONDITIONS AND THAT THE DEATH BENEFIT AND CASH VALUES UNDER ANY VARIABLE POLICY MAY INCREASE OR DECREASE IN AMOUNT OR DURATION
BASED ON THE INVESTMENT EXPERIENCE OF THE UNDERLYING SUB-ACCOUNTS?  [ ] YES  [ ] NO

If you are purchasing a Variable Life Policy, do you believe it is suitable to meet your financial objectives?  [ ] Yes  [ ] No

IF I HAVE PURCHASED A VARIABLE LIFE POLICY, I CONFIRM THAT I HAVE RECEIVED THE PROSPECTUS FOR THAT POLICY AND ITS UNDERLYING FUNDS.
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ADDITIONAL COMMENTS
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OL4007                                                                                                                         1-02
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Any person who, with intent to defraud or knowing that he/she is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement may be guilty of insurance fraud as determined by a court of competent jurisdiction.
                                                   STATEMENT OF BUSINESS ENTITY

The undersigned on behalf of the Business Entity affirms as follows:

I have reviewed the information contained on the life insurance application(s) of the insured(s) and certify that the information contained therein is true and complete to the best of my knowledge.

I have reviewed this application, and I hereby verify that all information given here is true and complete and has been correctly recorded to the best of my knowledge and belief.

I (We) agree that this Master Application and the insured's Life Insurance Application shall form a part of any policy issued, and further agree that no insurance shall take effect unless and until the policy has been delivered to and accepted by me (us) and the initial premium has been paid during the lifetime, and prior to any change in the health, of the Proposed Insured(s).

I certify that the tax identification numbers provided are correct.

In case of discrepancy between this Master Application and the insured's application, the insured's application shall be controlling.
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Business Entity Representative (Owner/Corporate Officer/Partner/Trustee)       State Signed In       Witness       Date
X
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The Producer hereby certifies that he/she has truly and accurately recorded on the application the information supplied by the
Owner(s); and that he/she is qualified and authorized to discuss the contract herein applied for.

WILL THE PROPOSED INSURED REPLACE (IN WHOLE OR IN PART) ANY EXISTING LIFE INSURANCE OR ANNUITY CONTRACT IN FORCE WITH THE POLICY
APPLIED FOR?    [ ] YES    [ ] NO

WILL THE PROPOSED INSURED UTILIZE VALUES FROM ANOTHER INSURANCE POLICY (THROUGH LOANS, SURRENDERS OR OTHERWISE) TO PAY FOR THE
INITIAL OR SUBSEQUENT PREMIUM(S) FOR THE POLICY APPLIED FOR?  [ ] YES    [ ] NO
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Lic. Agt./Reg.'s Signature                                Date           Lic. Agt./Reg.'s Rep. ID No.
X
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Broker/Dealer Name and Address                                                                          Broker/Dealer No.

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OL4007                                                                                                                         1-02

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